Tel: 212-885-8000 Fax: 212-697-1299 www.bdo.com

200 Park Avenue, 38th Floor New York, NY 10166

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 4, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of LivePerson, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

BDO USA, P.C.
New York, New York

December 16, 2024

BDO USA refers to BDO USA, P.C., a Virginia professional corporation, also doing business in certain jurisdictions with an alternative identifying abbreviation, such as Corp. or P.S.C.
BDO USA, P.C. is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.
BDO is the brand name for the BDO network and for each of the BDO Member Firms.